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                                                                    EXHIBIT 10.3

                                RSA SECURITY INC.

                           RESTRICTED STOCK AGREEMENT

                     GRANTED UNDER 2005 STOCK INCENTIVE PLAN

     This Restricted Stock Agreement, dated as of ____________, is made between RSA Security Inc., a Delaware corporation (the "COMPANY"), and ________________ (the "PARTICIPANT").

     The parties agree as follows:

     1. Issuance of Shares. The Company shall issue to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company's 2005 Stock Incentive Plan (the "PLAN"), __________ shares of the Company's common stock, $0.01 par value (the "SHARES"), at a purchase price of $0.00. The Shares will be held in book entry by the Company's transfer agent in the name of the Participant for that number of Shares issued to the Participant. The Participant agrees that the Shares are subject to the forfeiture options set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

     2. Forfeiture Option.

          (a) Except as set forth in Section 8 below, if the Participant ceases to be employed by the Company for any reason or no reason, with or without cause, before [third anniversary date], the Company shall have the right and option (the "FORFEITURE OPTION") to cause the Participant, without consideration, to forfeit some or all of the Unvested Shares to the Company. "UNVESTED SHARES" means the total number of Shares multiplied by the Applicable Percentage at the time the Forfeiture Option becomes exercisable by the Company. The "APPLICABLE PERCENTAGE" is (a) 100% during the period beginning on the date of this Agreement and ending on [first anniversary date], (b) 66.67% during the period beginning on [first anniversary date] and ending on [second anniversary date], (c) 33.33% during the period beginning on [second anniversary date] and ending on [third anniversary date], and (d) zero on or after [third anniversary date]. If the Participant is employed by a parent or subsidiary of the Company, any references in this Agreement to employment with the Company or termination of employment by or with the Company are instead deemed to refer to such parent or subsidiary.

          (b) Delivery of Certificates. Subject to Section 3 below, the Participant may request that the Company deliver the Shares in certificated form with respect to any Shares that have ceased to be subject to the Forfeiture Option described above.

     3. Automatic Sale Upon Expiration of Company Forfeiture Option.

          (a) Upon the expiration of the Company Forfeiture Option with respect to any Shares pursuant to Section 2 hereof, the Company shall sell, or arrange for the sale of, such

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number of the Shares no longer subject to the Forfeiture Option under Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company's minimum statutory withholding obligations with respect to the income recognized by the Participant upon the lapse of the Forfeiture Option (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

          (b) The Participant hereby appoints the Company's General Counsel his attorney in fact to sell the Participant's Shares in accordance with this
Section 3. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Section 3.

          (c) The Participant represents to the Company that, as of the date hereof, he is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a "binding contract" relating to the sale of Common Stock pursuant to this Section 3, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") under Rule 10b5-1(c) promulgated under the Exchange Act.

     4. Exercise of Forfeiture Option and Closing.

          (a) The Company may exercise the Forfeiture Option by delivering or mailing to the Participant, within 90 days after the termination of the Participant's employment with the Company, a written notice of exercise of the Forfeiture Option. Such notice shall specify the number of Shares to be forfeited. If the Company fails to give such notice within such 90-day period, the Forfeiture Option automatically expires and terminates upon the expiration of such 90-day period.

          (b) Within 10 days after delivery to the Participant of the Company's notice of the exercise of the Forfeiture Option pursuant to subsection (a) above, the Participant shall deliver to the Company at its principal offices duly endorsed stock powers (in the form attached hereto as Exhibit A) relating to the Shares that the Company has elected to cause the Participant to forfeit in accordance with the terms of this Agreement.

          (c) After the time when any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, to the extent permitted by law, treat the Company as the owner of such Shares.

          (d) The Company shall not cause the Participant to forfeit any fraction of a Share upon exercise of the Forfeiture Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

          (e) The Company may assign its Forfeiture Option to one or more persons or entities.


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     5. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "TRANSFER") any Shares, or any interest therein, that are subject to the Forfeiture Option, except as follows:

          (a) The Participant may transfer such Shares to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, "APPROVED RELATIVES") or to a trust established solely for the benefit of the Participant and/or Approved Relatives. However, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5 and the Forfeiture Option), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

          (b) The Participant may transfer such Shares as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation). However, in accordance with the Plan and subject to Section 7 of this Agreement, the securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement.

     6. Restrictive Legends. All certificates representing Unvested Shares shall have affixed thereto a legend in substantially the following form: "The shares of stock represented by this certificate are subject to restrictions on transfer and a forfeiture option set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation." In addition, all certificates representing Shares may have affixed thereto any other legends that may be required under federal or state securities laws.

     7. Change in Control Events.

          (a) Definition. "CHANGE IN CONTROL EVENT" means:

               (1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "PERSON") of beneficial ownership of the Company's capital stock if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMMON STOCK") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING VOTING SECURITIES"); except that for purposes of this subsection (1), the following acquisitions do not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any


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corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) that complies with clauses
(x) and (y) of subsection (3) of this definition; or

               (2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "CONTINUING DIRECTOR" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected after such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election, except that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (3) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), unless, immediately after such Business Combination, both of the following conditions are satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which includes, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "ACQUIRING CORPORATION") in substantially the same proportions as their ownership of the Outstanding Common Stock and Outstanding Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (b) Effect of Change in Control Event on Forfeiture Option. If a Change in Control Event occurs, then, except to the extent any other agreement between the Participant and the Company specifies otherwise, the Forfeiture Option will automatically expire, and all Unvested Shares will automatically become vested. The terms and provisions of this Section 7 are in addition to, and not in limitation of, any terms and provisions of the Plan, including without limitation Section 9(b) of the Plan, or any other agreement between the Participant and the Company.


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     8. Effect of Death of Participant on Forfeiture Option.

          (a) Exercise Period and Acceleration Upon Death. If the Participant dies before the expiration of the Company Forfeiture Option, or if the Participant dies within ninety days after he ceases to be an employee of the Company (other than as the result of the Company's termination of his relationship with it for "cause" as specified in subsection (b) below), then upon the date of his death, the Forfeiture Option will automatically expire, and all Unvested Shares will automatically become vested.

          (b) Definition. "CAUSE" means the Participant's willful misconduct or willful failure to perform his responsibilities in the best interests of the Company (including, without limitation, the Participant's breach of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination is conclusive. The Participant will be considered to have been discharged for cause if the Company determines, within 30 days after his discharge, that discharge for cause was warranted.

     9. Withholding Taxes, Section 83(b) Election. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant or the lapse of the Forfeiture Option. The Participant has reviewed with the Participant's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) is responsible for the Participant's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Participant understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are issued rather than when and as the Company's Forfeiture Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of purchase. THE PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY THE PARTICIPANT'S RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT'S BEHALF.

     10. No Rights to Employment. The Participant acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or receiving shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.


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     11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     12. Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Company's Board of Directors.

     13. Binding Effect. This Agreement is binding upon and inures to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

     14. Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 14.

     15. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

     16. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

     17. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

     18. Participant's Acknowledgments. The Participant acknowledges that he (a) has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement; (d) is fully aware of the legal and binding effect of this Agreement; and (e) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]


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     The parties hereto have executed this Agreement as of the date first above written.

COMPANY:                                RSA SECURITY INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Address: 174 Middlesex Turnpike
                                                 Bedford, MA 01730


PARTICIPANT:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Address:
                                                 -------------------------------


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                                    EXHIBIT A
                  (STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE)

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto __________________ (_________) shares of Common Stock, $0.01 par value per share, of RSA Security Inc. (the "Corporation") standing in my name on the books of the Corporation, and do hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:
       --------------------

IN PRESENCE OF
               ------------------------------


-------------------------------------
NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.


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